UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2009

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 2, 2009, Cornerstone Therapeutics Inc. ("Cornerstone") and Crescent Lakeside, LLC (the "Landlord") entered into a lease modification agreement (the "Modification Agreement") modifying the lease agreement (the "Original Lease Agreement" and, as subsequently amended, the "Lease Agreement") for Cornerstone’s corporate headquarters located at 1255 Crescent Green in the Crescent Lakeside office complex in Cary, North Carolina.

Under the terms of the Modification Agreement, the leased space will increase by 6,114 square feet ("Expansion No. 1") to a total of 20,977 square feet. The lease term for Expansion No. 1 (the "Expansion No. 1 Term") is targeted to commence on December 1, 2009 (the "Expansion No. 1 Target Commencement Date"). The Expansion No. 1 Term will run concurrently with the current lease term and, unless renewed, will end on March 31, 2016.

Under the Modification Agreement, Cornerstone will not be obligated to pay rent for the first seven months of the Expansion No. 1 Term, which is targeted to be the period from December 1, 2009 through June 30, 2010 (the "Abatement Period"). The base rent for Expansion No. 1 for the seven months following the Abatement Period (targeted to be the period from July 1, 2010 through January 31, 2011) will be approximately $11,800 per month. During the period from July 1, 2010 through January 31, 2011, the aggregate rent for the entire 20,977 square feet under the Lease Agreement will be approximately $41,300 per month, or approximately $496,000 on an annual basis, subject to annual rent increases thereafter of 2.5%. In addition to rent, Cornerstone is obligated to pay certain operating expenses and taxes. The Modification Agreement also entitles Cornerstone to a first offer right on available space located on the property’s second floor during the remainder of the lease term.

The Original Lease Agreement contains customary events of default, which apply to Cornerstone’s additional obligations under the Modification Agreement. These events of default include, among others, Cornerstone’s failure to pay rent when due and Cornerstone’s breach of its other obligations under the Lease Agreement if the breach remains uncured for 20 calendar days after written notice from the Landlord. If Cornerstone defaults under the Lease Agreement, the Landlord is entitled, among other things, to accelerate all rent due under the Lease Agreement for the remainder of the lease term and to recover its expenses in connection with enforcing the terms of the Lease Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

October 8, 2009	By:	/s/ David Price

Name: David Price
Title: Executive Vice President, Finance and Chief Financial Officer